                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                Date of Report:


                               December 29, 2000
                               -----------------

                        CALIBER LEARNING NETWORK, INC.
                        ------------------------------
              (Exact Name of Registrant as Specified in Charter)


       Maryland                       000-23945              52-2001020
       --------                       ---------              ----------
(State of Incorporation)      (Commission File Number)       (IRS Employer
                                                             Identification No.)


                            500 South Exeter Street
                           Baltimore, Maryland 21202
                           -------------------------
              (Address of principal executive offices) (Zip Code)


                                (410) 843-1000
                                --------------
                        (Registrant's telephone number)
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Item 5.   Other Events.
          ------------

        In a private placement, the Company raised approximately $11 million through the sale of 110,000 shares of its Series B Convertible Preferred Stock ("Series B Preferred Stock") to Sylvan Ventures, LLC and Fleming US Discovery Fund III. The Series B Preferred Stock is convertible into the Company's Common Stock at $3.50 per share, subject to adjustment under certain circumstances. The holders of the Series B Preferred Stock, as a separate class, are entitled to elect one person to the Company's Board of Directors. The Company expects to use the net proceeds of the investment to fund working capital needs. The terms of the Series B Preferred Stock are more fully described in the Articles Supplementary filed as Exhibit 3.1 hereto.

        In connection with the issuance of the Series B Preferred Stock, all of the holders of the Company's Series A-1 Convertible Preferred Stock (the "Series A-1 Preferred Stock") exchanged their shares for a like number of shares of the Company's Series A-2 Convertible Preferred Stock (the "Series A-2 Preferred Stock"). The terms of the Series A-2 Preferred Stock are substantially the same as those of the Series A-1 Preferred Stock, except that the Conversion Price has been reduced to $3.50. The terms of the Series A-2 Preferred Stock are more fully described in the Articles Supplementary filed as Exhibit 3.2 hereto.

Item 7.   Financial Statements and Exhibits.
          ---------------------------------

(c)     Exhibits.

          Exhibit No.                        Description
          ----------                         -----------

              3.1        Articles Supplementary Classifying Series B Preferred
                         Stock

              3.2        Articles Supplementary Classifying Series A-2 Preferred
                         Stock

              10.1 Preferred Stock Purchase Agreement among Caliber Learning Network, Inc., Sylvan Ventures, LLC, Fleming US Discovery Fund III, L.P., and Fleming US Discovery Offshore Fund III, L.P.

              10.2 Amended and Restated Registration Rights Agreement among Caliber Learning Network, Inc., Sylvan Ventures, LLC, Fleming US Discovery Fund III, L.P., Fleming US Discovery Offshore Fund, L.P. and Robert Fleming Nominees.

              10.3 Amended and Restated Stockholders' Agreement among Caliber Learning Network, Inc., Sylvan Ventures, LLC, Fleming US Discovery Fund III, L.P., Fleming US Discovery Offshore Fund, L.P. and Robert Fleming Nominees Limited.

              99.1       Press Release dated January 2, 2001

Item 9.   Regulation FD Disclosure
          ------------------------

        On January 2, 2001, the Company issued a press release containing financial guidance for the five quarters ending December 31, 2001. A copy of the press release is filed as Exhibit 99.1 hereto, the text of which is incorporated by reference herein.

                                  SIGNATURES
                                  ----------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   January 2, 2001             CALIBER LEARNING NETWORK, INC.



                                    By: /s/ Chris L. Nguyen
                                       ------------------------------------------------------
                                       Chris L. Nguyen, President and Chief Executive Officer

                        CALIBER LEARNING NETWORK, INC.

                                   FORM 8-K

                                 EXHIBIT INDEX

          Exhibit No.                        Description
          ----------                         -----------

              3.1             Articles Supplementary Classifying Series B
                              Preferred Stock

              3.2             Articles Supplementary Classifying Series A-2
                              Preferred Stock

              10.1 Preferred Stock Purchase Agreement among Caliber Learning Network, Inc., Sylvan Ventures, LLC, Fleming US Discovery Fund III, L.P., and Fleming US Discovery Offshore Fund III, L.P.

              10.2 Amended and Restated Registration Rights Agreement among Caliber Learning Network, Inc., Sylvan Ventures, LLC, Fleming US Discovery Fund III, L.P., Fleming US Discovery Offshore Fund, L.P. and Robert Fleming Nominees Limited.

              10.3 Amended and Restated Stockholders' Agreement among Caliber Learning Network, Inc., Sylvan Ventures, LLC, Fleming US Discovery Fund III, L.P., Fleming US Discovery Offshore Fund, L.P. and Robert Fleming Nominees Limited.

              99.1            Press Release dated January 2, 2001